Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into effective as of June 30, 2006, by and between Coming Home Studios, LLC, a California limited liability company (“Debtor”), and SRS Labs, Inc., a Delaware corporation (“Secured Party”).

R E C I T A L S:

A.            Debtor has issued a promissory note in the principal amount of One Hundred and Seventy Five Thousand Dollars ($175,000) (the “Note,” and together with this Security Agreement, the “Loan Documents”) executed by Debtor in favor of Secured Party.

B.            It is a condition precedent to the consummation of the transactions contemplated by the Note that Debtor execute this Security Agreement, granting to Secured Party a security interest in certain collateral of Debtor.

C.            The loan evidenced by the Note and Loan Documents is a part of a Termination Agreement in which SRS is willing to sell and CHS is willing to purchase all of SRS Membership Interest in the CHC/SRS, LLC (the “Company”) representing a 50% equity interest in the Company (the “Membership Interest”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of where are hereby acknowledged, the parties hereby agree as follows:

1.             Uniform Commercial Code. Any terms used in this Security Agreement that are defined in the Uniform Commercial Code (the “Code”) shall be construed and defined as set forth in the Code unless otherwise defined herein, provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

2.             Security Interest. Debtor hereby grants to Secured Party a continuing security interest in and to and a lien upon, the following personal property and other assets and interests in property of Debtor (the “Collateral”) in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Debtor of its covenants and duties under the Loan Documents:

(a)           (i)            All of Debtor’s now owned or hereafter acquired right, title and interest in and to each of the following:

(1)           Production agreement between Coming Home Studios, LLC and Duran Duran Ltd. dated March 1, 2004;

(2)           Production agreement between Coming Home Studios, LLC and Godsmack Partnership dated March 18, 2004;

(3)           Production agreement between Coming Home Studios, LLC and Gray Cat Records, Inc. dated as of April 11, 2003 and executed August 18, 2003; and

(4)           Distribution Agreement between Coming Home Studios, LLC and Ideal Entertainment dated May 21, 2004 (collectively, the “Designated Contracts”); and [Insert other production and distribution agreements]

(ii)        All of Debtor’s now owned or hereafter acquired right, title and interest in and to any Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, and Supporting Obligations (all as defined in the Code) with respect to the Designated Contracts, including present and future inventory and merchandise, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers  relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the following; and

(b)           all proceeds and products, whether tangible or intangible, of any of the foregoing, including, without limitation, the proceeds of insurance covering any or all of the foregoing, and any proceeds resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds and products thereof. As used in this Security Agreement, “proceeds” means: whatever is acquired upon the sale, lease, license, exchange or other disposition of Collateral; whatever is collected on, or distributed on account of Collateral; and any rights arising out of Collateral.

3.             Obligations Secured. This Security Agreement secures the prompt payment and performance of all obligations of Debtor now or hereafter existing under the Note, whether for principal, interest (including any interest that, but for the commencement of an insolvency proceeding, would have accrued), fees, expenses or otherwise, and all obligations, covenants and duties of any kind or description of Debtor now or hereafter existing under this Security Agreement, in each case, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent,  due or to become due, now existing or hereinafter arising (“Obligations”). Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any insolvency proceeding.

4.             Representations and Warranties. To induce the Secured Party to make its extension of credit to the Debtor pursuant to the Note, the Debtor hereby represents and warrants to the Secured Party that:

(a)           The Debtor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Schedule 1, (ii) has the power and authority, and the legal right, to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (d) is in compliance with all requirements of law applicable to the conduct of its business.

(b)           The description of the Designated Contracts set forth in this Security Agreement  completely and accurately describes all of Debtor’s right, title and interest in and to the Designated Contracts and any related agreements, rights and understandings with respect thereto.

(c)           The Debtor has the requisite legal capacity to own its assets, to borrow money, to execute, deliver and perform each of the Loan Documents and all other documents, certificates and instruments delivered in connection therewith, and to effect and carry out the transactions contemplated herein and therein. Each Loan Document has been duly authorized and, when executed and delivered, will be a valid and legally binding instrument enforceable against Debtor in accordance with its terms. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby (a) will not (immediately or with the passage of time, or the giving of notice) violate (i) any law, order, rule or regulation or determination of an arbitrator, a court, or other governmental agency, applicable or binding upon the Debtor or any of the Debtor’s property or as to which the Debtor or any of the Debtor’s property is subject; or (ii) any provision of any agreement, instrument, or undertaking to which the Debtor is a party or by which the Debtor or any of the Debtor’s property is bound and (b) will not result in the creation or imposition of any lien upon any of the property of the Debtor, other than those in favor of the Secured Party pursuant to the Loan Documents.

(d)           No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Loan Documents, the perfection of the security interest of Secured Party, and the performance of any obligations contemplated thereby.

(e)           The grant of the security interest in the Collateral by the Debtor pursuant to the Security Agreement creates a valid and perfected first priority security interest in the Collateral in favor of the Secured Party. The Debtor is the owner of, or has contractual rights to, the Collateral subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, or other encumbrance whatsoever, except the liens and security interests created by the Loan Documents.

(f)            The Debtor is not subject to any contractual obligation restricting or limiting the ability of the Debtor to grant the security interest in the Collateral pursuant to the Security Agreement.

5.             Further Assurances.

(a)           Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that Secured Party may reasonably deem necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)           Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)           Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

6.             Additional Agreements.

(a)           Debtor shall not enter any additional agreements, arrangements or understandings in respect of the Designated Contracts with any party other than Secured Party without the prior written consent of Secured Party. If Secured Party consents to Debtor’s formation of a limited liability company or other entity in respect of any Designated Contract, Debtor shall pledge its entire interest in such entity to Secured Party within seven days of the formation of such entity by means of a pledge agreement substantially in the form of Schedule 3.

7.             Default. An “Event of Default” under the Note, Debtor’s failure to perform the obligations set forth under Sections 4, 5 and 6 of this Security Agreement shall be deemed an Event of Default for purposes of this Security Agreement.

8.             Remedies of the Secured Party in the Event of Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the following rights and remedies:

(a)           In addition to any other rights and remedies contained in this Security Agreement, all of the rights and remedies of a secured party under the Uniform Commercial Code or other similar applicable law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law;

(b)           The right to collect any and all amounts due Debtor from any account debtor to the extent such account is included in the definition of Collateral;

(c)           Require Debtor to assign any copyright interest it has under the Designated Contracts to the Secured Party;

(d)           The right to:  (i) do all acts and things necessary, in Secured Party’s sole discretion, to fulfill Debtor’s obligations under this Security Agreement; (ii) endorse the name of Debtor upon any chattel paper, documents, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Debtor has access; and

(e)           The right to:  (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; and (iii) conduct such sales on Debtor’s premises or elsewhere and use Debtor’s premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party is hereby granted a license or other right to use, without charge, Debtor’s labels, copyrights, right of use of any name, trade secrets, patents, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling of Collateral and Debtor’s rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, Debtor shall remain liable to Secured Party therefor.

9.             Waiver by Debtor. Debtor hereby waives presentment, notice of dishonor and protest of any instrument at any time held by Secured Party on which Debtor is in any way liable, and waives notice of action taken by Secured Party except where required hereby.

10.           Discretionary Rights of Secured Party. Exercise of or omission to exercise any right of Secured Party shall not affect any other subsequent right of Secured Party to exercise the same and the waiver of any Event of Default by Secured Party shall not be deemed a waiver of any subsequent Event of Default.

11.           Waiver by Secured Party. Upon the occurrence of an Event of Default, Secured Party may waive in writing its right to receive the benefits of the remedies to which Secured Party is entitled pursuant to this Security Agreement.

12.           Secured Party Appointed Attorney-In-Fact. Debtor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Debtor is obligated to do under this Security Agreement, at the expense of Debtor so obligated and without any obligation to do so, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; (c) to prepare, sign, file and/or record, for Debtor in the name of Debtor, any financing statement, application for registration, and like papers and to take any other action deemed by Secured Party necessary or desirable in order to perfect the security interests granted hereby, provided, however, that Debtor has failed to do so promptly after demand by Secured Party; and (d) upon the occurrence and during the continuance of an Event of Default to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein, provided however, that Debtor has failed to do so promptly after demand by Secured Party. Secured Party shall notify Debtor of any action taken pursuant to this Paragraph 16.

13.           Duties of Secured Party. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in Secured Party’s possession and the accounting for monies actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

14.           Miscellaneous.

(a)           Descriptive Headings. The descriptive headings of this Security Agreement are inserted for convenience only and do not affect the meaning of any provisions herein.

(b)           Governing Law. This Security Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

(c)           Arbitration. Any unresolved controversy or claim arising from or relating to this Security Agreement or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial

Arbitration Rules, then in effect. The decision of arbitration unless clearly erroneous, shall be final and conclusive upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitration proceedings shall be held in Santa Ana, California. The arbitration proceedings shall be conducted before one (1) neutral arbitrator who shall be a member of the California Bar who has been actively engaged in the practice of corporate and business law for at least fifteen (15) years, and shall proceed under any expedited procedures of the Commercial Arbitration Rules. The arbitrator shall have authority to award only (i) money damages, (ii) attorneys’ fees, costs and expert witness fees to the prevailing party, and (iii) sanctions for abuse or frustration of the arbitration process. The arbitrator’s compensation, and the administrative costs of the arbitration, shall be borne by the parties in the manner set forth in the arbitration award, as determined by the arbitrator. Notwithstanding the foregoing provisions of this Section 18(c), the parties are not required to arbitrate any issue for which injunctive relief is sought by any party hereto and both parties may seek injunctive relief in any federal or state court having jurisdiction.

(d)           Notices. All notices and other communications under or in connection with this Security Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

(a)           If to Secured Party, addressed to:

SRS Labs, Inc.
2909 Daimler Street
Santa Ana, California 92705
Attention:  Ulrich Gottschling
                  Chief Financial Officer
Facsimile:  (949) 852-1099

(b)           If to Debtor, addressed to:

Coming Home Studios, LLC,
5540 Hollywood Blvd.
Hollywood, California  90028
Attention:  Daniel E. Catullo III
                 Manager
Facsimile:  (323) 467-6400

With an additional copy to:

Troy & Gould PC
1801 Century Park East, Suite 1600
Los Angeles, California  90067
Attn:  David L. Ficksman
Facsimile:  (310) 789-1490

(e)           Costs. If any action or other proceeding is brought for the enforcement of this Security Agreement, or for Secured Party to perfect or enforce its rights hereunder, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Security Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable fees, including attorneys’ fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(f)            Final Agreement. This Security Agreement, the Note and the other documents executed in connection therewith constitute the final agreement of the parties concerning the matters herein, and supersede all prior and contemporaneous agreements and understandings.

(g)           Amendment. This Security Agreement may be amended by an instrument in writing executed by Debtor and Secured Party.

(h)           Counterparts. This Security Agreement may be executed in two counterparts, either one of which need not contain the signatures of both parties, but both of which counterparts when taken together shall constitute one and the same Security Agreement.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Security Agreement to be effective as of the date first above written.

“Debtor”

COMING HOME STUDIOS, LLC

By:
Name:	Daniel E. Catullo III
Title:	Manager

“Secured Party”

SRS LABS, INC.

By:
Name:
Title:

Schedule 1

Name:                     Coming Home Studios, LLC

Type:                      Limited Liability Company

Number:                 200108710092

State:                      California